                                                                   Exhibit 10.57

                            SIXTH AMENDMENT TO LEASE


         THIS SIXTH AMENDMENT TO LEASE ("Amendment") is made as of the 29th day of January, 1999 by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a Massachusetts educational corporation with an address of 238 Main Street, Cambridge, Massachusetts 02142 ("Lessor"), and MILLENNIUM PHARMACEUTICALS, INC., a Delaware corporation with an address of 640 Memorial Drive, Cambridge, Massachusetts 02139 ("Lessee").

         Reference is made to a lease dated August 26, 1993 by and between Lessor and Lessee, as amended by amendments dated as of May 18, 1994, January 9, 1996, June 12, 1996, March 1, 1997 and June 19, 1997 (collectively, the "Lease"), concerning certain premises located at 640 Memorial Drive, Cambridge, Massachusetts, as more particularly described in the Lease. A Notice of Lease was filed with the Middlesex Southern Registry District of the Land Court on March 2, 1994 as Document No. 939638, and noted on Certificate of Title No. 89497, as amended. Capitalized terms used in this Amendment which are defined in the Lease and not otherwise defined herein shall have the same meaning in this Amendment as in the Lease.

         Lessee desires (i) to lease approximately 75,450 square feet of rentable area on the first and second floors of the Building as shown on the plans attached hereto, collectively, as Exhibit I, currently occupied by Lifeline Systems, Inc. ("Lifeline") (the "Additional Expansion Premises") and
(ii) to expand the Basement Space to include approximately 8,861 additional square feet of rentable area approximately in the location shown on the plan attached hereto as Exhibit II. Lessor is willing so to lease to Lessee the space on the first and second floors of the Building and such additional Basement Space, on the terms and conditions set forth in this Amendment.

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and legal sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree to amend the Lease as follows:

         1. Definitions. For purposes of the Lease, the following terms shall have the meaning set forth opposite them:

                  "Area A" shall mean the portion of the Additional Expansion Premises marked as "Area A" on Exhibit I, containing 51,353 square feet of rentable area.

                  "Area B" shall mean the portion of the Additional Expansion Premises marked as "Area B" on Exhibit I, containing 24,097 square feet of rentable area.

                  "Area A Commencement Date" shall mean the date on which Lessor delivers Area A to Lessee, free of occupants but otherwise in the condition in which such space is redelivered to Lessor by Lifeline, which date shall be fifteen (15) days after Lifeline vacates Area A and delivers possession thereof to Lessor.

                  "Area B Commencement Date" shall mean the date on which Lessor delivers Area B to Lessee, free of occupants but otherwise in the condition in which such space is redelivered to Lessor by Lifeline, which date shall be fifteen (15) days after Lifeline vacates Area B and delivers possession thereof to Lessor.

                  "Basement Space" shall mean, from and after the Second Additional Basement Space Commencement Date, collectively the Basement Space, as that term was amended and defined in the Lease prior to this Amendment, together with the Second Additional Basement Space.

                  "Office Tenant Improvement Costs" shall mean the actual out-of-pocket costs and expenses paid by Lessee to third parties in connection with the construction of alterations or improvements to the Additional Expansion Premises to prepare the same for office use by Lessee, which alterations and improvements are intended to become part of the Building and are not to be removed by Lessee. As an example but not in limitation of the foregoing, there shall be excluded from Office Tenant Improvement Costs (a) all costs and expenses paid in connection with the construction of alterations or improvements to the Additional Expansion Premises to prepare the same for any use by Lessee other than office use (including, without limitation, laboratory, research or manufacturing use), (b) all costs and expenses paid in connection with the Second Additional Basement Space, and (c) all furniture costs. For purposes of the Lease, in no event shall Office Tenant Improvement Costs exceed $17.50 per square foot of rentable area of the Additional Expansion Premises leased by Lessee hereunder.

                  "Second Additional Basement Space" shall mean that portion of the basement floor of the Building containing approximately 8,861 square feet of rentable area shown cross-hatched on the plan attached hereto as Exhibit II.

                  "Second Additional Basement Space Commencement Date" shall mean the earlier of (i) the date on which the Second Additional Basement Space is ready for occupancy by Lessee, or
                  (ii) February 15, 1999.

                  "Unamortized Office Tenant Improvement Amount" shall mean, as of the date such determination is being made, the remaining unamortized portion of Lessee's Office Tenant Improvement Costs, amortized on a straight line basis over a period of nine (9) years commencing on the Area A Commencement Date.

         2.       Delivery of Additional Expansion Premises to Lessee.

                  (a) Effective as of the Area A Commencement Date, Area A shall be deemed to be part of the Premises for all purposes of the Lease, without the necessity of any further written instrument or other action by the parties, and all rights and obligations of the parties under the Lease with respect to the Premises shall apply equally to Area A. It is the current expectation of Lessor and Lessee that the Area A Commencement Date will occur between February 1, 1999 and March 1, 1999. Lessee hereby acknowledges that Lifeline has given notice that it intends to vacate Area A on or about January 31, 1999, so the anticipated Area A Commencement Date is February 15, 1999. From and after the date on which Lifeline vacates Area A, and while Lifeline is removing its property therefrom, until the Area A Commencement Date, Lessee shall have the right to enter upon Area A to commence preparations for its occupancy thereof, which entry shall be subject to all of the terms of the Lease other than the obligation to pay Rent on account of Area A. Lessee hereby agrees that any delay in the construction of the temporary demising partition separating Area A from Area B will not delay the Area A Commencement Date hereunder. In the event that, for any reason whatsoever, the Area A Commencement Date has not occurred by March 31, 1999, Lessee shall have the right to terminate its obligation to lease the Additional Expansion Premises by giving written notice to Lessor, which termination shall be effective not less than ten (10) days after the date on which such notice is given to Lessor unless, prior to the expiration of such 10-day period, the Area A Commencement Date occurs. Except as otherwise set forth in clause (Y) below, Lessee's right so to terminate its obligation to lease the Additional Expansion Premises shall be Lessee's sole remedy hereunder or at law or in equity for any such delay in the occurrence of the Area A Commencement Date, and such termination shall not effect Lessee's obligations under the Lease or Lessee's obligations hereunder relating to the Second Additional Basement Space.

                  (b) Effective as of the Area B Commencement Date, Area B shall be deemed to be part of the Premises for all purposes of the Lease, without the necessity of any further written instrument or other action by the parties, and all rights and obligations of the parties under the Lease with respect to the Premises shall apply equally to Area B. It is the current expectation of Lessor and Lessee that the Area B Commencement Date will occur between July 1, 1999 and August 1, 1999. In the "Lifeline Termination Agreement" (defined below), Lessor has required Lifeline to use reasonable efforts to give Lessor and Lessee seven (7) days' advance notice of the date on which it will vacate Area B. From and after the date on which Lifeline vacates Area B, and while Lifeline is removing its property therefrom, until the Area B Commencement Date, Lessee shall have the right to enter upon Area B to commence preparations for its occupancy thereof, which entry shall be subject to all of the terms of the Lease other than the obligation to pay Rent on account of Area B. In the event that, for any reason whatsoever, the

                  Area B Commencement Date has not occurred by August 31, 1999, Lessee shall have the right to terminate its obligation to lease Area B only by giving written notice to Lessor, which termination shall be effective not less than ten (10) days after the date on which such notice is given to Lessor unless, prior to the expiration of such 10-day period, the Area B Commencement Date occurs. Except as otherwise set forth in clause (Z) below, Lessee's right so to terminate its obligation to lease Area B shall be Lessee's sole remedy hereunder or at law or in equity for any such delay in the occurrence of the Area B Commencement Date, and such termination shall not effect Lessee's obligations under the Lease or Lessee's obligations hereunder with respect to Area A or the Second Additional Basement Space.

                  (c) Lessee acknowledges that (i) the Additional Expansion Premises are currently occupied by Lifeline pursuant to a lease between Lessor, as lessor, and Lifeline, as lessee (the "Lifeline Lease"), and (ii) contemporaneously with the execution and delivery of this Amendment, Lessor and Lifeline shall execute and deliver an agreement (the "Lifeline Termination Agreement") terminating the Lifeline Lease in phases consistent with the delivery of the Additional Expansion Premises to Lessee as provided in this Amendment. Lessor hereby represents to Lessee that the Lifeline Termination Agreement provides, in part, that:

                                            (A) Lessor may, at any time after
                           March 31, 1999, terminate such agreement in its entirety and maintain the Lifeline Lease in full force and effect if Area A is not surrendered and redelivered to Lessor in accordance with the provisions of the Lifeline Termination Agreement by March 31, 1999;

                                            (B) Lifeline is required to pay the
                           sum of $7,500.00 per day to Lessor for each day after March 1 until the earlier of (1) the day on which Lifeline surrenders and redelivers Area A to Lessor in accordance with the provisions of the Lifeline Termination Agreement, or (2) the effective date of the termination of the Lifeline Termination Agreement as therein provided;

                                            (C) Lessor may, at any time after
                           August 31, 1999, terminate such agreement as to Area B if Area B is not surrendered and redelivered to Lessor in accordance with the provisions of the Lifeline Termination Agreement by August 31, 1999; and

                                            (D) Lifeline is required to pay the
                           sum of $7,500.00 per day to Lessor for each day after August 1 until the earlier of (1) the day on which Lifeline surrenders and redelivers Area B to Lessor in accordance with the provisions of the Lifeline Termination Agreement, or (2) the effective date of the termination of the Lifeline Termination Agreement as to Area B as therein provided.

                  Lessor hereby agrees with Lessee that:

                                    (X) Lessor shall not exercise either of the
                           termination options under the Lifeline Termination Agreement as described in clauses (A) and (C) above within one-hundred twenty (120) days after March 31, 1999 or August 31, 1999 (as the case may be) without the prior written consent of Lessee; provided, however, that after the expiration of such 120-day period from each of such relevant dates Lessor may (but shall not be required to) exercise either of such termination options without the necessity of obtaining Lessee's prior written consent;

                                    (Y) Lessor shall make diligent efforts to
                           collect from Lifeline the amounts described in the foregoing clause (B) when due and payable by Lifeline to Lessor (if any), and shall pay over to Lessee, promptly upon Lessor's receipt thereof, all amounts so received by Lessor from Lifeline on account of Lifeline's delay beyond March 1, 1999 in so surrendering and redelivering Area A to Lessor; and

                                    (Z) Lessor shall make diligent efforts to
                           collect from Lifeline the amounts described in the foregoing clause (D) when due and payable by Lifeline to Lessor (if any), and shall pay over to Lessee, promptly upon Lessor's receipt thereof, all amounts so received by Lessor from Lifeline on account of Lifeline's delay beyond August 1, 1999 in so surrendering and redelivering Area B to Lessor.

                  (d) Effective as of the Second Additional Basement Space Commencement Date, the definition of "Basement Space" set forth in the Lease shall be deemed to be amended to include the Second Additional Basement Space. It is the mutual intention of Lessee and Lessor that the Second Additional Basement Space shall be deemed to be part of both (i) the Basement Space, and (ii) the Premises, for all purposes of the Lease except as otherwise expressly provided in this Amendment, and all rights and obligations of the parties hereunder with respect to the Basement Space and the Premises shall apply equally to the Second Additional Basement Space. Notwithstanding the foregoing, (i) the area of the Second Additional Basement Space shall not be included (a) in the rentable area of the Premises for determining "Lessee's Share" pursuant to Section 5.1 of the Lease, or (b) in determining the number of parking spaces to which Lessee is entitled under
                  Section 9.0 of the Lease; (ii) the Second Additional Basement Space shall be included in the Premises for purposes of
                  Section 13.0 of the Lease; and (iii) the Second Additional Basement Space shall not be included in the Premises for purposes of the "Work Letter" attached to the Lease as Exhibit C.

                  (e) Notwithstanding the foregoing, upon the request of either party the other party shall promptly execute and deliver a written instrument setting forth the actual Area A Commencement Date, the actual Area B Commencement Date and the actual Second Additional Basement Space Commencement Date after such dates have occurred.

                  (f) During the time period between the Area A Commencement Date and the Area B Commencement Date, Lessee shall provide to Lifeline access to and use of the loading dock located within the Premises in common with Lessee.

                  (g) In connection with the expiration or termination of the Lease, (i) Lessee shall not be required to remove from the Additional Expansion Premises customary office improvements made thereto by Lifeline or by Lessee, and (ii) Lessee shall not be required to remove any animal storage facility improvements made by Lessee in or to the Second Additional Basement Space.

         3.       Term.

                  (a) Notwithstanding anything to the contrary contained in the Lease, the Term of the Lease with respect to Area A shall commence on the Area A Commencement Date, and shall expire on the last day of the Term as provided in the Lease, unless the Term is sooner terminated as provided in the Lease.

                  (b) Notwithstanding anything to the contrary contained in the Lease, the Term of the Lease with respect to Area B shall commence on the Area B Commencement Date, and shall expire on the last day of the Term as provided in the Lease, unless the Term is sooner terminated as provided in the Lease.

                  (c) Notwithstanding anything to the contrary contained in the Lease, the Term of the Lease with respect to the Second Additional Basement Space shall commence on the Second Additional Basement Space Commencement Date, and shall expire on the last day of the Term as provided in the Lease, unless the Term is sooner terminated as provided in the Lease.

                  (d) Notwithstanding anything to the contrary contained in the Lease or in this Amendment, (1) Lessee may not exercise any Extension Option with respect to a floor of the Additional Expansion Premises which the named Lessee (or a permitted sublessee or assignee of the type described in Section 8(j) of the Lease) is not itself actually occupying in full as of both the date on which Lessee purports to exercise an Extension Option and the first day of the corresponding Extension Term, and (2) Lessee may not exercise any Extension Option with respect to the Additional Expansion Premises unless Lessee simultaneously exercises, in accordance with the provisions of the

                  Lease, the same Extension Option with respect to all other portions of the Premises.

         4.       Rent.

                  (a) Lessee shall pay Basic Rent on account of the Additional Expansion Premises as follows:

                           (i) for each Lease Year in the Initial Term, commencing on the Area A Commencement Date (with respect to Area A) and on the Area B Commencement Date (with respect to Area B), $19.65 per square foot of rentable area;

                           (ii) for each Lease Year in the first Extension Term (if Lessee exercises the first Extension Option in accordance with the requirements of the Lease), an amount equal to one hundred percent (100%) of the Fair Market Rent thereof less the Unamortized Office Tenant Improvements Amount, but in no event will Basic Rent be less than $19.65 per square foot of rentable area; and

                           (iii) for each Lease Year in the second Extension Term (if Lessee exercises the second Extension Option in accordance with the requirements of the Lease), an amount equal to one hundred percent (100%) of the Fair Market Rent thereof.

                  Such amount shall be paid in equal monthly installments in the manner and at the times provided in the Lease for the payment of Basic Rent.

                  (b) Lessee shall pay Basement Rent on account of the Second Additional Basement Space as follows:

                           (i) for each Lease Year in the Initial Term, commencing on the Second Additional Basement Space Commencement Date, $16.00 per square foot of rentable area; and

                           (ii) for each Lease Year in an Extension Term (if Lessee exercises an Extension Option in accordance with the requirements of the Lease), an amount equal to (A) for each Lease Year in the first Extension Term, $16.00 per square foot of rentable area increased by three (3%) percent per Lease Year in the Initial Term, and (B) for each Lease Year in the second Extension Term, the Basement Rent payable per Lease Year during the first Extension Term increased by three (3%) percent per Lease Year in the first Extension Term.

                  Such amount shall be paid in equal monthly installments in the same manner and at the same times as provided in the Lease with respect to Basic Rent.

                  In addition to Basement Rent, Lessee shall pay to Lessor, as Additional Rent, in connection with the Second Additional Basement Space, all other fees and charges provided for (i) in the Lease with respect to the Basement Space or Additional Basement Space, or (ii) in this Amendment.

         5. Lessee's Share. From and after the Area A Commencement Date (and assuming that the Area B Commencement Date has not then occurred), Lessee's Share shall be 66.54%. From and after the Area B Commencement Date (and assuming that the Area A Commencement Date has occurred previously), Lessee's Share shall be 79.78%.

         6. Electricity. Electrical consumption in the Additional Expansion Premises shall be measured by a separate electric meter. Lessee shall be solely responsible for timely making all payments for electrical service directly to the utility company providing electrical service to the Building. Lessor shall have no obligation with respect to any such payment.

         7. Permitted Use.

                  (a) The Additional Expansion Premises shall be used only for the Permitted Uses applicable to the portions of the Premises other than the Basement Space as set forth in the Lease,

                  (b) The Second Additional Basement Space shall be used solely for an animal storage facility and for general storage by Lessee, and for no other purpose. Lessor makes no representation or warranty of any type concerning the permissibility of such use under applicable Legal Requirements or the suitability of the Second Additional Basement Space for such use. In addition to, and not in limitation of, the provisions of the Lease relating to Lessee's use of the Premises, Lessee hereby agrees to comply with all Legal Requirements applicable to Lessee's use of the Second Additional Basement Space and not to permit the emission of any objectionable noise or odors from the Second Additional Basement Space. Lessee shall be solely responsible, at its sole cost and expense, for making such alterations, additions and improvements to any animal storage facilities in the Basement Space as may from time to time (i) be required to maintain such facilities and the use thereof in compliance with all Legal Requirements then applicable, or (ii) be reasonably required by Lessor in order to prevent annoyance of other tenants in the Building or disruption of their normal business operations by reason of the operation of an animal storage facility in the Basement Space.

         8. Delivery of the Second Additional Basement Space. Lessee acknowledges that a portion of the Second Additional Basement Space is currently leased to Pathology Services, Inc. ("Pathology"), another tenant of the Building. In order to induce Pathology to relinquish its right to such space, Lessee has agreed to assume the following obligations to Pathology:

                  (i) Lessee shall, at its sole cost and expense, pay for and perform all work required to relocate Pathology's space in the basement of the Building to substitute space identified by Pathology and Lessor, including, without limitation: (A) cleaning up and demolishing the shelving and other alterations constructed or installed by or on behalf of Pathology in the basement space which it currently occupies, (B) designing (or paying for the design by Pathology) of the layout of such substitute basement space, (C) installing demising partitions to create the perimeter of the substitute basement space to which Pathology will relocate, and installing all doors and lighting in such substitute basement space as shown on Exhibit III attached hereto, (D) installing in such substitute basement space shelving of the same linear and square footage as Pathology presently has in the basement space which it currently occupies, as measured by Pathology's architect, (E) patching the basement floor in such substitute basement space to be occupied by Pathology and eliminating trip hazards, and
                  (F) moving (or reimbursing Pathology for the reasonable and actual costs incurred by Pathology in moving) Pathology's property from the basement space which it currently occupies to such substitute basement space;

                  (ii) Lessee shall surrender three (3) On-Site Parking Spaces to Lessor, one by October 31, 1998 and the other two by December 31, 1998, which parking spaces shall then be leased by Lessor to Pathology; and

                  (iii) Lessee shall pay the sum of $45,000.00 in cash to Pathology within seven (7) days after the delivery to Pathology of the completed substitute basement space to be occupied by Pathology, and provide to Lessor evidence of such payment. Lessor hereby acknowledges that such payment has been made to Pathology.

                  Lessee acknowledges that Lessor has no obligation with respect to any work to be performed in connection with the demising and finishing of any such substitute basement space, or the demolition of the basement space currently occupied by any other tenant of the Building, or the relocation of any other tenant's property from the basement space which it currently occupies to any such substitute basement space, or to pay any amount to any tenant of the Building in connection with any of the foregoing. Lessee shall save Lessor harmless and indemnified from any loss, cost and expense (including, without limitation, reasonable attorneys' fees) arising out of or relating to (A) any work performed by or on behalf of Lessee in the basement of the Building or elsewhere in the Building or on the Land in connection with the relocation of other tenants to substitute basement space, (B) any work performed by or on behalf of Lessee in connection with the construction of the Second Additional Basement Space, or (C) any claim by any other tenant of the Building alleging that Lessee failed to perform fully all of its obligations described in this Section.

         9. Right of First Offer. In the event that at any time during the Term Lessor commences to market for lease any space in the Building which is not then part of the

Premises, then, provided that (i) an Event of Default is not then existing, and
(ii) the Lessee named herein (or a permitted sublessee or assignee of the type described in Section 8(j) of the Lease) is then actually occupying the entire Premises, Lessee shall have the right (the "Right of First Offer") to lease the portion of the Building set forth in Lessor's notice for a term commencing on the date on which Lessor delivers possession thereof to Lessee, and ending on the last day of the Term, by giving written notice of exercise to Lessor within twenty (20) days of receipt of Lessor's notice.

                  If Lessee exercises its right under this Section 9 to lease such space, then such space shall become subject to all of the terms of this Lease except that Basic Rent therefor shall be due and payable in an amount equal to the Fair Market Rent thereof as of the date on which Lessor reasonably anticipates delivering possession of the space to Lessee. Fair Market Rent shall be determined in the manner provided in Section 3.3 of the Lease. In the event that Lessee, for any reason whatsoever, fails to give such notice to Lessor within such 20-day period, Lessee shall be deemed to have waived its rights under this Section with respect to the space described in Lessor's notice for the remainder of the Term.

                  Any space which is subjected to the terms of this Lease pursuant to this Section 9 shall be delivered broom clean but otherwise in the condition in which it is redelivered to Lessor. Lessor shall have no obligation to perform any preparatory work in such space in anticipation of Lessee's use thereof or to provide any allowance to Lessee towards the preparation thereof. All work performed by Lessee in such space shall be subject to the provisions of the Lease, including, without limitation, Section 11.0(f). Basic Rent shall be due and payable on account of such space commencing on the day on which Lessor delivers possession thereof to Lessee.

                  Lessor shall use reasonable diligence to regain possession of any space with respect to which Lessee has exercised the Right of First Offer herein contained, but Lessor shall not be responsible for any delay by any occupant in vacating such space. Effective upon the date on which Lessor delivers possession to Lessee of any space which is subjected to the terms of this Lease pursuant to this Section 9, such space shall be deemed to be part of the Premises for all purposes of this Lease except that Basic Rent therefor shall be computed as hereinabove provided, and Lessee's Share shall be appropriately modified.

                  Lessee's Right of First Offer shall be subject and subordinate to all rights of extension refusal set forth in any lease executed by Lessor prior to the date of this Amendment, and shall further be subject and subordinate (with respect to space on the third and fourth floors of the Building, to the rights of Pathology).

         10. Construction. All work to be performed by or on behalf of Lessee in the Additional Expansion Premises, the basement of the Building, or elsewhere on the Land or in the Building in connection with Lessee's initial occupancy of any of such spaces shall be performed (i) at Lessee's sole cost and expense, (ii) in accordance with the terms of the Lease, and (iii) with respect to construction to be performed in the Second Additional Basement Space, shall also be performed in accordance with the provisions of the Supplemental Work Letter attached as
Exhibit II to the Second Amendment to Lease. Promptly after the completion of construction of Lessee's improvements or alterations to the

Additional Expansion Premises, Lessee shall provide to Lessor a reasonably detailed breakdown of the actual out-of-pocket costs paid by Lessee in connection therewith, allocated among office improvements and other improvements, together with reasonable supporting documentation of such costs and such allocation, certified as accurate by an officer of Lessee.

                  Lessor shall deliver the Additional Expansion Premises and the Second Additional Basement Space to Lessee in the same condition in which they are redelivered by Lifeline to Lessor, and Lessee agrees to accept them in their "as is" condition. Lessor shall not be required to pay for or to perform any work in the Additional Expansion Premises, the Second Additional Basement Space, or elsewhere in the Building in order to prepare for Lessee's occupancy hereunder.

                  Lessee shall, at its sole cost and expense and prior to the expiration of the Lease Term, remove the temporary demising partition separating Area A from Area B.

         11. Parking.

                  (a) In addition to the On-Site Parking Spaces which Lessee has leased pursuant to Section 9.0 of the Lease prior to the date of this Amendment, (1) effective on the Area A Commencement Date, Lessor shall lease to Lessee an additional one hundred
                  (100) On-Site Parking Spaces, and (2) effective on the Area B Commencement Date, Lessor shall lease to Lessee an additional forty-eight (48) On-Site Parking Spaces. Lessee shall pay to Lessor, as Additional Rent, for each On-Site Parking Space leased pursuant to this subsection (b), in advance, commencing on the Area A Commencement Date or the Area B Commencement Date, as the case may be, and continuing thereafter on the first calendar day of each month, (i) $75.00 per month during the Initial Term, and (ii) thereafter, an amount equal to the Fair Market Rent of such parking spaces as determined annually in accordance with the Lease. Lessee shall have no right to lease additional On-Site Parking Spaces in connection with its lease of the Additional Expansion Premises other than as set forth in this subsection (b).

                  (b) In addition to the On-Site Parking Spaces, (1) effective on the Area A Commencement Date, Lessor shall lease to Lessee an additional forty (40) parking spaces, and (2) effective on the Area B Commencement Date, Lessor shall lease to Lessee an additional twenty (20) parking spaces (collectively, the "Off-Site Parking Spaces") in a parking lot or lots in the vicinity of the Building as shown cross-hatched on Exhibit IV attached. Lessor reserves the right to relocate all or any portion of the Off-Site Parking Spaces within the area shown on Exhibit IV from time to time during the Term. Lessor shall use its best efforts to spread the Off-Site Parking Spaces over the fewest number of parking lots possible. Lessee shall pay to Lessor, as Additional Rent, for each Off-Site Parking Space so leased, in advance, commencing on the Area A Commencement Date or the Area B Commencement Date, as the case may be, and continuing thereafter on the first calendar day of each month, (i) $60.00 per month during calendar year 1999, and (ii) thereafter, an amount equal to the Fair Market Rent of such parking spaces as determined annually in the manner provided in Section 9.0 of the Lease.

                  Notwithstanding the foregoing, in the event that Lessor hereafter reduces the number of the properties shown on
                  Exhibit IV used for parking purposes, and consequently is unable to provide some or all of the Off-Site Parking Spaces on its own property, the named Lessor shall, upon request by Lessee, make reasonable efforts to lease all or a portion of such spaces from a third party, in which event the rent payable on account of such Off-Site Parking Spaces so leased shall be the amount paid by the named Lessor to such third party therefor, without markup. The provisions of the preceding sentence of this paragraph shall not apply to any Lessor other than MIT.

         12. Transportation of Animals and Related Materials. No animals, animal waste, food or supplies relating to the animals maintained from time to time in the Basement Space shall be transported within the Building except as provided in the Lease (including, without limitation, Section 5 of the Second Amendment to Lease).

         13. Utilities. Lessee shall pay for all electricity consumed within the Basement Space and shall make such payment directly to the company which provides such electrical service. Water and gas consumption in the Basement Space shall be separately metered and Lessee shall pay all charges therefor directly to the company which provides such services.

         14. Brokers. Lessor and Lessee each represents to the other that it has dealt with no broker in connection with this Amendment other than Lynch, Murphy, Walsh & Partners ("Broker"). Lessee shall be solely responsible for the payment of all fees and commissions due to Broker in connection with this transaction, and indemnifies and holds Lessor harmless form and against any claim by Broker for any such fee or commission. Each of the parties hereby agrees to indemnify and hold the other party harmless from and against any claims for commissions or fees by any person or firm other than Broker by reason of any act of the indemnifying party.

         15. No Services. Notwithstanding anything to the contrary contained in the Lease, Lessor is not providing any services to the Basement Space. Lessee shall make its own arrangements for the cleaning of such space, as well as the provision of electricity, water, gas, HVAC and any other utility or service.

         16. Release.

                  (a) In consideration of the agreements contained in this Amendment, Lessee hereby releases and forever discharges Lessor and its officers, directors, employees, agents and servants (collectively, the "Lessor Released Parties"), of and from any and all claims, demands, causes of action, costs, expenses, liabilities and obligations, at law or in equity, which

                  Lessee ever had, now has, or hereafter may have against the Lessor Released Parties or any of them, arising out of or relating to the proposed subleasing of the Additional Expansion Premises by Lessee from Lifeline. Lessee hereby acknowledges that its execution and delivery of this Amendment constitute Lessee's intention to enter into the transaction described in this Amendment in full substitution for any proposed sublease of the Additional Expansion Premises from Lifeline.

                  (b) In consideration of the agreements contained in this Amendment, Lessor hereby releases and forever discharges Lessee and its officers, directors, employees, agents and servants (collectively, the "Lessee Released Parties"), of and from any and all claims, demands, causes of action, costs, expenses, liabilities and obligations, at law or in equity, which Lessor ever had, now has, or hereafter may have against the Lessee Released Parties or any of them, arising out of or relating to the proposed subleasing of the Additional Expansion Premises by Lessee from Lifeline.

         17. Conditions of Effectiveness. Notwithstanding anything contained herein to the contrary, this Amendment shall not be effective unless and until all of the following occur:

                  (a) Lessor unconditionally delivers to Lessee an executed counterpart of this Amendment;

                  (b) Lessor receives the unconditional delivery of an executed counterpart of an amendment to the lease between Lessor and Pathology, acceptable in all respects to Lessor, pursuant to which Pathology surrenders all of its right, title and interest in and to any portion of the Second Additional Basement Space which is currently leased by Pathology, and otherwise consistent with the terms of this Amendment; and

                  (c) Lessor receives the unconditional delivery of an executed counterpart of an agreement between Lessor and Lifeline terminating the lease between Lessor and Lifeline, acceptable in all respects to Lessor.

         Lessee acknowledges that Lessor's willingness to enter into this Amendment is based, in part on Lessor's expectation that other tenants of the Building, over whom Lessor has no control, will take the actions described in this Section. Lessor makes no representation or warranty concerning whether or not such other tenants will take such actions so that the foregoing conditions to the effectiveness of this Amendment is satisfied in full.

         18. Notice of Amendment to Lease. Either party shall, at the request of the other, execute and acknowledge a Notice of Amendment to Lease in mutually satisfactory form.

         19. Authority. Contemporaneously with its execution of this Amendment,

Lessee shall furnish to Lessor a certified copy of the resolution of the Board of Directors of Lessee authorizing Lessee to enter into this Amendment and to execute and acknowledge the aforementioned Notice of Amendment to Lease.

         20. General. This Amendment constitutes the entire agreement of the parties with respect to its subject matter, and no oral statement or prior written matter shall have any force or effect. This Amendment shall not be modified or canceled except by writing subscribed to by all parties. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. The captions of the several paragraphs in this Amendment are for convenience only and shall not be considered in construing this Amendment.

         In all other respects, the terms and provisions of the Lease are hereby ratified and confirmed and remain in full force and effect and unamended.

         EXECUTED UNDER SEAL as of the date set forth above.


         LESSOR:                    MASSACHUSETTS INSTITUTE OF
                                    TECHNOLOGY


                                    By: /s/ Philip A. Trussell
                                        -------------------------------
                                        Name: Philip A. Trussell
                                        Title: Director of Real Estate
                                               Associate Treasurer


         LESSEE:                    MILLENNIUM PHARMACEUTICALS, INC.


                                    By: /s/ Janet C. Bush
                                        -------------------------
                                        Name: Janet C. Bush
                                        Title:  VP FINANCE

                              [FLOOR PLAN CHARTS]